Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279036

Prospectus Supplement

(To Prospectus dated August 7, 2024)

3,000,000 Shares of Common Stock

We are offering 3,000,000 shares of our common stock, par value $0.001 per share (the “common stock”) at an offering price of $1.50 per share of common stock.

In a concurrent private placement, we are also selling to the investor warrants to purchase up to 3,000,000 shares of our common stock at an exercise price of $1.65 per share (the “private placement warrants”). The private placement warrants and the shares of common stock issuable upon the exercise of such private placement warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. The private placement warrants will be exercisable at any time on or after April 27, 2027, and will expire on April 27, 2032.

Our common stock is listed on The Nasdaq Capital Market under the symbol “INMB.” On October 27, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.52 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $62,649,085 based on 24,959,795 outstanding shares of common stock held by non-affiliates and a per share price of $2.51, the closing price of our common stock on September 8, 2026, which is the highest closing sale price of our common stock within the prior 60 days. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. We are thus currently eligible to offer and sell up to an aggregate of approximately $20,883,028 of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risks discussed under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering.

	Per Share	Total
Offering price	$1.50	$4,500,000
Placement Agent Fees (1)	$0.105	$315,000
Proceeds, before expenses, to us	$1.395	$4,185,000

(1)	Represents a cash fee of 7.0% of the aggregate gross proceeds received in this offering. In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with the offering. See “Plan of Distribution” for additional disclosure regarding Placement Agent’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 29, 2026, subject to the satisfaction of certain conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is October 27, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we initially filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2024 (File No. 333-279036), which was amended on August 2, 2024 and declared effective by the SEC on August 7, 2024 (the “Registration Statement”).

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document having a later date incorporated by reference in this prospectus supplement, the statement in the document incorporated by reference modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should keep this prospectus supplement for future reference.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement or the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “INmune Bio,” the “Company,” “we,” “our,” or “us,” refer to INmune Bio Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise. When we refer to “you”, we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding: future events concerning our business, including the anticipated timing of regulatory submissions for CORDStrom, and our future revenues, operating results and financial condition; and other statements containing forward-looking words, such as “believes”, “may”, “could”, “would”, “will”, “expects”, “intends”, “estimates”, “anticipates”, “plans”, “seeks”, or “continues” or the negative thereof or variations thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

Factors that might cause these differences include, but are not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by annual, quarterly and other reports and documents we file with the SEC, as well as those discussed elsewhere in this prospectus supplement, and the following factors:

●	estimates regarding future results of operations, financial position, research and development costs, capital requirements and our needs for additional financing;

●	volatility or decline of our stock price, or absence of stock price appreciation;

●	fluctuation in quarterly results;

●	our failure to earn revenues or profits;

●	the success of our product research and development programs;

●	inadequate capital to continue or expand its business, and the inability to raise additional capital or financing to implement its business plans;

●	reductions in demand for our products and services, whether because of competition, general industry conditions or other reasons;

●	litigation with or legal claims and allegations by outside parties;

●	insufficient revenues to cover operating costs, resulting in persistent losses;

●	regulatory and personnel issues;

●	the introduction of technological innovations or new commercial products by our competitors, and competitive developments in the relevant markets;

●	the outcome of any legal proceedings in which we are involved or in which we may in the future become involved;

●	the effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic; and

●	other risks and uncertainties detailed from time to time in our SEC filings.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus supplement. All subsequent written or oral forward-looking statements attributable to our Company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the section titled “Risk Factors” in this prospectus supplement beginning on page S-4 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

INmune Bio is a clinical-stage biotechnology company dedicated to developing and commercializing a pipeline of product candidates designed to reprogram the innate immune system. Our mission is to address a broad range of diseases where chronic inflammation and immune dysfunction are primary drivers of pathology.

Lead Program: CORDStrom™ for RDEB Our primary focus is the treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB) using CORDStrom, our proprietary, pooled, human umbilical cord-derived mesenchymal stromal cell (hucMSC) platform. RDEB is a devastating pediatric orphan disease caused by mutations in the COL7A1 gene. This genetic deficiency leads to systemic complications, including highly debilitating skin blistering, chronic non-healing wounds, dysphagia, and failure to thrive. Over time, the chronic inflammatory environment associated with RDEB often progresses to fatal squamous cell carcinoma. RDEB is a systemic disease with no approved systemic treatments. The only approved products to date are topical and do not address the systemic issues of the disease, which is the focus of CORDStrom.

CORDStrom has recently completed a pivotal, blinded, randomized cross-over trial. Based on these data, the Company is transitioning toward regulatory submission and commercialization. We intend to file a Marketing Authorization Application (MAA) in the United Kingdom in February 2027, followed by a Biologics License Application (BLA) with the U.S. Food and Drug Administration (FDA) targeted for the second quarter of 2027, and then the European Union in early 2027.

Neuroinflammation and Oncology Pipelines: In addition to our lead rare disease program, the Company is advancing two other clinical-stage platforms:

●	XPro1595 (XPro™): A next-generation protein therapeutic that targets neuroinflammation by selectively neutralizing soluble TNF. XPro has completed Phase I and Phase II clinical trials for the treatment of Alzheimer’s Disease (AD). The Company intends to pursue strategic partnership opportunities to support the further development of XPro in neurodegenerative and/or other indications. The Company does not currently plan to independently advance XPro into later-stage development.

●	INKmune™: A novel natural killer (NK) cell-priming platform designed to harness the patient’s own innate immune system to eliminate cancer cells. The INKmune program is currently nearing the completion of an open-label Phase II trial for the treatment of metastatic castrate-resistant prostate cancer (mCRPC).

By targeting the innate immune system across these distinct therapeutic areas, INmune Bio aims to deliver disease-modifying treatments for patients with high unmet medical needs.

Recent Developments

Collaboration with Quantum Computing Inc

On October 14, 2026, we and Quantum Computing Inc., or QCi, (Nasdaq: QUBT) announced a collaboration to apply quantum computing, artificial intelligence (AI) and data analytics to identify new potential applications for XPro (XPro1595), INmune Bio’s investigational treatment for Alzheimer’s disease and other disease conditions. The collaboration brings together INmune Bio’s data from pre-clinical research through four clinical trials and understanding of disease biology with QCi’s Dirac-3S quantum optimization machine. Working with clinical and publicly available biomedical datasets, the companies intend to use quantum computing alongside AI and conventional data analytics to uncover relationships that could help find diseases driven by the same biology XPro targets, and to prioritize those with the greatest potential for success. The Stage 1 engagement represents QCi’s first commercial customer in the pharmaceutical and biotechnology market. The agreement also provides options for additional work as INmune Bio advances its clinical development programs.

Master Services Agreement with Uniphar Durbin Ireland Limited

On October 21, 2026, we announced that we have entered into a Master Services Agreement with Uniphar Durbin Ireland Limited (“Uniphar”) establishing a scalable framework to support international access, distribution and commercialization of Ebstrocel™, the Company’s allogeneic stromal cell therapy for Recessive Dystrophic Epidermolysis Bullosa (RDEB). The Company initially intends to use the framework to pursue named-patient access in selected European countries and in the Middle East and North Africa (MENA), subject to applicable law and country-specific statements of work. The relationship may subsequently expand across Europe and other territories by mutual agreement. The Company expects named-patient access to be an important component of its international commercialization strategy for Ebstrocel™. Where permitted by local law and implemented through statements of work, this pathway may allow physicians to request Ebstrocel™ for individual eligible patients before local marketing approval or broad commercial availability. The Uniphar framework is designed to provide the Company with scalable international commercial infrastructure, beginning with named-patient supply, and potentially expanding to broader commercial distribution as regulatory approvals, pricing and reimbursement are secured in individual countries. Depending on the services agreed in individual statements of work, Uniphar may support regulatory feasibility assessments, market access, product storage and distribution, healthcare-provider and treatment-site onboarding, order-to-cash services, medical information, pharmacovigilance support and end-to-end shipment tracking. By leveraging Uniphar’s established infrastructure rather than building country-by-country capabilities internally, the Company believes this model provides a capital-efficient path to establish Ebstrocel™’s international commercial footprint and scale as additional markets become available. Ebstrocel™ is investigational and has not been approved by the FDA, MHRA, EMA or any other regulatory authority.

Submission of a final pre-Marketing Authorisation Application to the UK MHRA

On October 21, 2026, we announced that the Company has submitted its final pre-Marketing Authorisation Application (pre-MAA) package to the UK Medicines and Healthcare products Regulatory Agency (MHRA) for Ebstrocel™ (CORDStrom™), its investigational cell therapy for recessive dystrophic epidermolysis bullosa (RDEB). The company has revised prior guidance to indicate that faster-than-expected manufacturing progress supports a full MAA submission in early February 2027, with potential UK approval in mid-2027, subject to MHRA review. Following MHRA feedback on the final pre-MAA package, the Company plans to finalize and submit a complete application in February, 2027, replacing the sequential rolling submission previously planned to begin in late 2026. Based on progress in chemistry, manufacturing and controls (CMC) and discussions with regulatory advisors, the Company believes this approach could accelerate potential UK approval by approximately six weeks from prior guidance. The Company anticipates an MHRA response within three to six months after submission, subject to application validation, agency review and any requests for additional information. Submission of the complete package is intended to support assessment of the clinical, manufacturing and quality data together.

Corporate Information

Our principal executive offices are located at 225 NE Mizner Blvd., Suite 640, Boca Raton, Florida 33432. Our telephone number is (561) 710-0512. We maintain an Internet website at www.inmunebio.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus supplement. We have included our website address in this prospectus supplement as an inactive textual reference only and not as an active hyperlink.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2002, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our shares of our common stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. For example, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we will not be required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b), and, in contrast to other reporting companies, we will have more time to file our annual and periodic reports.

THE OFFERING

Common stock offered by us:	3,000,000 shares of common stock.

Offering price per share of common stock	$1.50

Common stock to be outstanding immediately after the offering:	30,959,079 shares of common stock (excluding shares of common stock issuable upon exercise of the private placement warrants).

Use of proceeds:

We estimate the net proceeds from this offering will be approximately $4.0 million, after deducting the Placement Agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the private placement warrants sold in the concurrent private placement. We intend to use the net proceeds from this offering to support the development of CORDStrom and for working capital and general corporate purposes. See “Use of Proceeds.”

Concurrent Private Placement	In a concurrent private placement, we are also selling to the investor the private placement warrants to purchase up to 3,000,000 shares of our common stock. The private placement warrants are not being registered under the Securities Act, are not offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. The private placement warrants will be exercisable on or after April 27, 2027, and will expire on April 27, 2032. The private placement warrants will have an exercise price of $1.65 per share. See “Private Placement Transaction.”

Lock Ups	Our directors and executive officers have agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock, without the prior written consent of the Placement Agent, for a period of 60 days after October 27, 2026. In addition, we have agreed, subject to certain exceptions, not to issue or agree to issue shares of our common stock or common stock equivalents or file any registration statement (other than the resale registration statement in connection with the shares of common stock issuable upon the exercise of the private placement warrants (the “resale registration statement”) and registration statements on Form S-8) for a period of 60 days after the closing date of this offering, and not to effect or enter into an agreement to effect a variable rate transaction for a period of 180 days after the closing date of this offering, provided that we may sell shares of common stock under an “at-the-market offering” program with the Placement Agent following the 60th day after the closing date. See “Plan of Distribution.”

Risk factors:	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4, and under similar headings in other documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “INMB.”

Unless we indicate otherwise, all information in this prospectus supplement, including the number of shares of common stock to be outstanding immediately after this offering as shown above, is based on 27,959,079 shares of common stock outstanding as of October 27, 2026, and excludes:

●	9,743,841 shares of our common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $2.59 per share, 5,764,980 of which are exercisable at a weighted average exercise price of $3.08 per share;

●	3,060,706 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.53 per share;

●	2,681,942 additional shares of our common stock available for future issuance under our third amended and restated INmune Bio Inc. 2021 stock incentive plan (the “2021 Plan”); and

●	the shares of common stock issuable upon exercise of the private placement warrants sold in the concurrent private placement.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above, no exercise of the private placement warrants sold in the concurrent private placement and no issuance of shares of our common stock that remain available for sale as of the date of this prospectus supplement under our Sales Agreement with A.G.P./Alliance Global Partners, dated December 19, 2025 (the “Sales Agreement”).

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, and our other filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement. Our business, financial condition and results of operations could be materially and adversely affected as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from this offering to support the development of CORDStrom and for working capital and general corporate purposes. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, the investor in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

You will incur immediate and substantial dilution as a result of this offering. The offering price per share of our common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share. Accordingly, at the offering price of $1.50 per share, the purchaser of common stock in this offering will experience immediate pro forma dilution of $0.67 per share in as adjusted net tangible book value of the common stock. We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options and/or warrants, including the private placement warrants sold in the concurrent private placement, are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including the investor who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

You may experience future dilution as a result of future issuances of common stock, including through equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by the investor in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The prices per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by the investor in this offering.

Future issuances of common stock could further depress the market for our common stock. We expect to continue to incur drug development and selling, general and administrative costs, and to satisfy our funding requirements, we will need to sell additional equity securities, which may include sales of significant amounts of common stock to strategic investors, and which common stock may be subject to registration rights. The sale or the proposed sale of substantial amounts of our common stock or other equity securities in the public markets or in private transactions may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing common stock. In addition, we have a significant number of shares of restricted stock, restricted stock units, and stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, or upon vesting of restricted stock units which are settled into common stock, the investor purchasing our common stock in this offering may experience further dilution.

If we make one or more significant acquisitions in which the consideration includes stock or other securities, our stockholders’ holdings may be significantly diluted. In addition, stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

There is no public market for the private placement warrants being sold in a private offering concurrently with this offering.

There is no established public trading market for the private placement warrants being offered in a private placement concurrently with this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the private placement warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the private placement warrants will be limited.

The private placement warrants being sold in a private offering concurrently with this offering do not entitle the holder to any rights as common stockholders until the holder exercises the private placement warrants for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your private placement warrants being offered in a private placement concurrently with this offering, such private placement warrants will not provide you any rights as a common stockholder, except as set forth therein. Upon exercise of your private placement warrants being offered in a private placement concurrently with this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date

USE OF PROCEEDS

We estimate that the net proceeds we receive from this offering will be approximately $4.0 million after deducting the Placement Agent fees and the estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the private placement warrants sold in the concurrent private placement. If all of the private placement warrants sold in the concurrent private placement were exercised for cash, we would receive additional gross proceeds of approximately $4.95 million. We cannot predict when or if these private placement warrants will be exercised. It is possible that these private placement warrants may never be exercised.

We intend to use the net proceeds from this offering to support the development of CORDStrom and for working capital and general corporate purposes. Pursuant to the securities purchase agreement, we have agreed not to use the net proceeds from this offering for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of business), for the redemption of any common stock or common stock equivalents, for the settlement of any outstanding litigation or in violation of FCPA or OFAC regulations.

DIVIDEND POLICY

We do not anticipate paying dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DILUTION

If you invest in our shares of common stock in this offering, your investment will be diluted immediately to the extent of the difference between the offering price per share of common stock you purchase in this offering, and the net tangible book value per share of common stock immediately after this offering.

Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities and preferred stock. Tangible assets equal our total assets less goodwill and intangible assets. Net tangible book value per share represents our net tangible book value divided by the number of shares of common stock outstanding. As of June 30, 2026, our historical net tangible book value was $20,362,000 or approximately $0.74 per share of our common stock.

Our pro forma net tangible book value as of June 30, 2026, was approximately $21,752,000 or approximately $0.78 per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets reduced by our total liabilities, divided by the aggregate number of shares of our common stock outstanding as of June 30, 2026, on a pro forma basis, after giving effect to (i) the issuance of 228,530 shares of common stock under the Company’s At-The-Market offering program during July and August 2026 for aggregate net proceeds of $460,899, (ii) the issuance of 76,760 shares of common stock from the exercise of stock options with a $1.50 exercise price and (iii) the collection of the $814,000 subscription receivable in July 2026.

After taking into account the pro forma adjustments set forth above and giving effect to the sale of 3,000,000 shares of common stock in this offering at the offering price of $1.50 per share, and after deducting the Placement Agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the private placement warrants sold in the concurrent private placement, our pro forma as adjusted net tangible book value would have been approximately $25.7 million or approximately $0.83 per share of common stock, as of June 30, 2026. This represents an immediate increase in pro forma net tangible book value of approximately $0.05 per share to existing stockholders and an immediate dilution of approximately $0.67 per share to the investor in this offering. The following table illustrates this calculation on a per share basis.

Offering price per share	$1.50
Net tangible book value per share as of June 30, 2026	$0.74
Pro forma net tangible book value per share as of June 30, 2026	$0.78
Increase in pro forma net tangible book value per share to existing stockholders	$0.05
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.83
Dilution in pro forma as adjusted net tangible book value per share to the new investor	$0.67

Furthermore, to the extent outstanding options and/or warrants, including the private placement warrants sold in the concurrent private placement are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

The number of shares of our common stock to be outstanding immediately after this offering is based on 27,653,789 shares of common stock outstanding as of June 30, 2026, and excludes:

●	9,659,882 shares of our common stock issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $2.64 per share, 5,681,578 of which are exercisable at a weighted average exercise price of $3.18 per share;

●	3,060,706 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $5.53 per share;

●	2,799,234 additional shares of our common stock available for future issuance under the 2021 Plan; and

●	the shares of common stock issuable upon exercise of the private placement warrants sold in the concurrent private placement.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above and no exercise of the private placement warrants sold in the concurrent private placement.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2026. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis, after giving effect to (i) the issuance of 228,530 shares of common stock under the Sales Agreement at an average price of $2.08 per share during July and August 2026, (ii) the exercise of 76,760 stock options (of which 33,333 were exercised in September and 43,427 were exercised in October) with a $1.50 exercise price and (iii) the collection of the $814,000 subscription receivable in July 2026; and

●	on a pro forma as adjusted basis, after giving effect to the sale of the shares of common stock in this offering at an offering price of $1.50 per share, after deducting the Placement Agent fees and estimated offering expenses payable by us, and assuming no exercise of the private placement warrants sold in the concurrent private placement.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time with the SEC.

	June 30, 2026
	(unaudited)
(In thousands, except share and per share amounts)	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$18,411	$19,801	$23,751

Total liabilities	$6,483	$6,483	$6,483

Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; 0 shares issued and outstanding	-
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 27,653,789 shares issued and outstanding, actual; 27,959,079 shares issued and outstanding, pro forma; 30,959,079 shares issued and outstanding, pro forma as adjusted	28	28	31
Additional paid-in capital	237,688	238,264	242,211
Subscription receivable	(814)	-	-
Accumulated other comprehensive loss	(823)	(823)	(823)
Accumulated deficit	(215,717)	(215,717)	(215,717)
Total stockholder’s equity	20,362	21,752	25,702
Total liabilities, common stock and stockholders’ equity	$26,845	$28,235	$32,185

The calculation in the table above excludes:

●	9,659,882 shares of our common stock issuable upon the exercise of outstanding stock options as of June 30, 2026, at a weighted average exercise price of $2.64 per share, 5,681,578 of which are exercisable at a weighted average exercise price of $3.18 per share;

●	3,060,706 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2026 at a weighted average exercise price of $5.53 per share;

●	2,799,234 additional shares of our common stock available for future issuance under the 2021 Plan as of June 30, 2026; and

●	the shares of common stock issuable upon exercise of the private placement warrants sold in the concurrent private placement.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above and no exercise of the private placement warrants sold in the concurrent private placement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 3,000,000 shares of our common stock.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share. As of October 27, 2026, there were 27,959,079 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of a plurality of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing 33.3% of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock in this offering, we will issue and sell to the investor the private placement warrants to purchase up to an aggregate of 3,000,000 shares of common stock at an exercise price equal to $1.65 per share, representing 100% warrant coverage.

The private placement warrants and the shares of common stock issuable upon the exercise of the private placement warrants have not been registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are instead being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, the investor may only sell the private placement warrants and the shares of common stock issued upon exercise of the private placement warrants pursuant to an effective registration statement under the Securities Act covering the resale of such shares of common stock, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following sets forth the material terms of the private placement warrants.

Exercisability. The private placement warrants are exercisable on or after April 27, 2027, and will expire at 5:00 p.m. (New York City time) on April 27, 2032. The private placement warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, within the earlier of one trading day and the standard settlement period following such exercise, payment in full by wire transfer or cashier’s check for the number of shares of common stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the private placement warrants by the holder, the holder may, in its sole discretion, elect to exercise the private placement warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the private placement warrant. On the expiration date, the private placement warrants will be automatically exercised via cashless exercise, subject to the beneficial ownership limitation described below.

Exercise Limitation. The holder will not have the right to exercise any portion of the private placement warrants if the holder (together with its affiliates and attribution parties) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the private placement warrants. However, any holder may increase or decrease such percentage, provided that such percentage may not exceed 19.99% and any increase will not be effective until the 61st day after notice of such election is delivered to us.

Exercise Price Adjustment. The exercise price of the private placement warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if we grant, issue or sell rights to purchase stock, warrants, securities or other property pro rata to holders of our common stock, or make any distribution of assets, including cash, stock or other property, to our stockholders, the holder will be entitled to participate in such rights or distributions as if it had held the number of shares of common stock acquirable upon complete exercise of the private placement warrants, subject to the beneficial ownership limitation described above.

Exchange Listing. There is no established trading market for the private placement warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the private placement warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the private placement warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the private placement warrants following such fundamental transaction. Additionally, as more fully described in the private placement warrants, in the event of certain fundamental transactions, the holder of the private placement warrants will be entitled, at its option exercisable concurrently with or within 30 days after the consummation of such transaction, to require us or the successor entity to purchase the warrants for consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the warrants on the date of consummation of such transaction; provided that, if the fundamental transaction is not within our control, including not approved by our board of directors, the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), valued at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the private placement warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of private placement warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required, as soon as practicable (and in any event within 30 calendar days of the closing date of the offering), to file a registration statement on Form S-1 (or any other available form) providing for the resale of the shares of common stock issued and issuable upon the exercise of the private placement warrants. We are required to use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the filing date of such registration statement (or within 120 days following the filing date in the event the SEC elects to review such registration statement) and to keep such registration statement effective at all times until the investor no longer owns any private placement warrants or shares issuable upon exercise thereof.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners (“A.G.P.” or the “Placement Agent”) has agreed to act as the sole placement agent in connection with this offering and the concurrent private placement subject to the terms and conditions of the Placement Agency Agreement, dated October 27, 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We have entered into a securities purchase agreement, dated October 27, 2026, directly with the investor who is purchasing our securities in this offering and the concurrent private placement.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about October 29, 2026, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. as our sole placement agent in connection with this offering and the concurrent private placement. This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Share	Total
Offering price	$1.50	$4,500,000
Placement Agent fees (1)	$0.105	$315,000
Proceeds, before expenses, to us	$1.395	$4,185,000

(1)	We have agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering. We have also agreed to reimburse the Placement Agent for accountable legal expenses of its external counsel in an amount up to $100,000 and to pay non-accountable expenses in an amount of not more than $25,000.

We estimate the total expenses payable by us for this offering, excluding the Placement Agent’s fee and expenses, will be approximately $210,000.

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “INMB”.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 60 days after October 27, 2026, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

●	offer, sell, hypothecate, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash) directly or indirectly, of any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of Common Stock, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, subject to certain exceptions, from the date of the securities purchase agreement until 60 days after the closing date of this offering, we will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or amendment or supplement thereto, other than this prospectus supplement, the resale registration statement and registration statements on Form S-8. We have also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a variable rate transaction until 180 days after the closing date of this offering, provided that, following the 60th day after the closing date, we may sell shares of common stock pursuant to an “at-the-market offering” program with the Placement Agent.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The Placement Agent is being represented by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements of INmune Bio Inc. as of and for the year ended December 31, 2025 appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been audited by CBIZ CPAs, P.C., as set forth in its report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of INmune Bio Inc. as of and for the year ended December 31, 2024 appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Marcum LLP, as set forth in its report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement on Form S-3 with the SEC for the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Many of our SEC filings are available to the public from the SEC’s website: www.sec.gov. We maintain a website at www.inmunebio.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed May 7, 2026, and June 30, 2026, filed August 6, 2026;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2026;

●	our Current Reports on Form 8-K filed with the SEC on February 19, 2026, February 23, 2026, May 5, 2026, May 14, 2026, June 2, 2026, June 17, 2026, June 23, 2026, July 1, 2026, July 31, 2026, September 14, 2026, and October 21, 2026, in each case excluding any portions furnished and not filed; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), including any amendment or report filed for the purpose of updating such description. In addition, a Form 8-A filed on December 30, 2020, contains a description of certain rights attributable to the common stock.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying base prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, including exhibits that are specifically incorporated by reference into such documents.

You should direct any requests for documents to:

INmune Bio Inc.
225 NE Mizner Blvd., Suite 640

Boca Raton, Florida 33432
Telephone (561) 710-0512
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://www.inmunebio.com/index.php/investors/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement or any accompanying base prospectus.

PROSPECTUS

$250,000,000

INMUNE BIO Inc.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, up to a total offering price of $250,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We are an “emerging growth company” under applicable Securities and Exchange Commission, rules and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “INMB.” On July 30, 2024, the last reported sales price for our common stock was $8.26 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the securities on Nasdaq or any other securities market or exchange covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $132.2 million which was calculated based on 19,782,429 shares of outstanding common stock held by non-affiliates as of July 30, 2024, and a price per share of $9.86, the closing price of our common stock on July 16, 2024.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 7, 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $250,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “INmune Bio”, the “Company,” “we,” “our,” or “us,” in this prospectus refer to INmune Bio Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Use of Proceeds,” and elsewhere in this prospectus, as well as the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements related to our expected business, new product introductions, results of clinical studies, expectations regarding regulatory clearance and the timing of FDA or non-US filings or approvals including meetings with FDA or non-U.S. regulatory bodies, our ability to raise funds for general corporate purposes and operations, including our research activities and clinical trials, procedures and procedure adoption, future results of operations, future financial position, our ability to generate revenues, our financing plans and future capital requirements, anticipated costs of revenue, anticipated expenses, the effect of recent accounting pronouncements, our anticipated cash flows, our ability to finance operations from cash flows or otherwise, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and intend to operate and our beliefs and assumptions regarding these economies and markets.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus and our most recent consolidated financial statements and related notes.

We are a clinical-stage immunology company focused on developing drugs that may reprogram the patient’s innate immune system to treat disease. We believe this may be done by targeting cells of the innate immune system that cause acute and chronic inflammation and are involved in immune dysfunction associated with chronic diseases such as cancer and neurodegenerative diseases. The Company’s drugs are in clinical trials and have not been approved by a regulatory authority. The Company has two therapeutic platforms – a dominant-negative TNF platform (“DN-TNF”, “XPro™”, “XPro1595™” or “pegipanermin”) and a Natural Killer (“NK”, or “INKmune™”) platform. The DN-TNF platform neutralizes soluble TNF (“sTNF”) without affecting trans-membrane TNF (“tmTNF”) or TNF receptors -TNFR1 and TNFR2. This unique biologic mechanism differentiates the DN-TNF drugs from currently approved non-selective TNF inhibitors that inhibit both sTNF and tmTNF. Protecting the function of tmTNF and TNF receptors while neutralizing the function of sTNF is a potent anti-inflammatory strategy that does not cause immunosuppression or demyelination which occur in the currently approved non-selective TNF inhibitors. Currently approved non-selective TNF inhibitors treat autoimmune disease, but are contraindicated in patients with infection, cancer and neurologic diseases because they increase the risk of infection, cancer and demyelinating neurologic diseases, respectively; these safety problems are due to off-target effects on inhibiting tmTNF. The NK platform targets the dysfunctional natural killer cells in patients with cancer. NK cells are part of the normal immunologic response to cancer with important roles in immunosurveillance to prevent cancer and in preventing relapse by eliminating residual disease. Residual disease is the cancer left behind after therapy is finished. Residual disease can grow to cause relapse. The mechanism by which INKmune improves the ability of the patient’s NK cells to kill their cancer is complex. The NK cells of cancer patients lose the ability to bind and kill cancer cells. A measure of NK cell binding to cancer cells is avidity. The higher the avidity, the greater the bond between the NK cell to cancer cell and thus the greater NK killing of cancer cells. INKmune increases NK avidity and further improves mitochondrial function and upregulates nutrient receptors. These metabolic changes may help the INKmune primed NK cell to function in the hostile tumor microenvironment and persist much longer. These mechanisms improve the ability of INKmune primed NK cells to overcome the immune evasion of the patient’s cancer cells. We believe INKmune is best used to eliminate residual disease after the patient has completed other cancer therapies. Both the DN-TNF platform and the INKmune platform can be used to treat multiple diseases. The DN-TNF platform will be used as an immunotherapy for the treatment of cancer and neurodegenerative disease. INKmune is being developed to treat NK sensitive hematologic malignancies and solid tumors.

We believe our DN-TNF platform can be used as a CNS (“central nervous system”) therapy to target glial activation to prevent progression of Alzheimer’s disease (“AD”); to target neuroinflammation in treatment resistant depression (“TRD”); as a drug to prevent muscle degeneration, prevent fibrosis and promote muscle regeneration in Duchene muscular dystrophy (“DMD”); and as a cancer therapy to reduce resistance in immunotherapy. The primary focus of the company’s development efforts for XPro is AD. The next indication to be developed with XPro will be TRD. Treatment of DMD and cancer will occur when partners for the programs are found. The drug is named differently for the oncology and CNS indications; INB03™ or XPro, respectively, but it is the same drug product. For DMD, the company is exploring DN-TNF compounds that is optimized for the treatment of DMD. This novel compound has the same mechanism of action but has novel IP protection. In each case, we believe neutralizing sTNF is a cornerstone to the treatment of these diseases. As an immunotherapy for cancer, we are using INB03 to neutralize sTNF produced by HER2+ trastuzumab resistant breast cancers to reverse resistance to targeted therapy. sTNF produced by the tumor causes an up-regulation of MUC4 express causing steric hindrance of trastuzumab binding to the HER receptor on HER2+ breast cancer cells. Without binding, trastuzumab based therapies are not effective. Neutralizing sTNF reverses MUC4 expression converting a trastuzumab resistant breast cancer cell into a trastuzumab sensitive breast cancer cell. In addition, INB03 may change the immunobiology of the tumor microenvironment by decreasing the number of immunosuppressive myeloid cells, both myeloid derived suppressor cells and tumor active macrophages, and increasing the number of cytotoxic lymphocytes and phagocytic macrophages in the TME. The Company has completed an open label dose escalation trial in cancer patients with metastatic solid tumors that have failed multiple lines of therapy. The pre-clinical data in MUC4+ expressing tumors and the clinical trial informs the design of a future Phase II trial by demonstrating that INB03 was safe and well tolerated, defined the dose of INB03 to carry into Phase II trials, and demonstrated a pharmacodynamic end-point. The company does not plan to commence a Phase II trial in patients with advanced MUC4+ expressing cancer until a partner can be found.

Likewise, we believe the DN-TNF platform can be used to treat selected neurodegenerative diseases by modifying the brain microenvironment (“BME”). The Company believes the core pathology of cognitive decline is a combination of neurodegeneration and synaptic dysfunction. Neurodegeneration is nerve cell death that may include demyelination. Synaptic dysfunction means the connections between nerve cells stop working efficiently and may decrease in number. The combination of neurodegeneration and synaptic dysfunction causes cognitive decline and behavioral changes associated with Alzheimer’s disease (“AD”). XPro completed a Phase I trial treating patients with Alzheimer’s disease that was partially funded by a Part-the-Clouds Award from the Alzheimer’s Association. We believe XPro targets activated microglia and astrocytes of the brain that produce sTNF that promotes nerve cell loss, synaptic dysfunction and prevents myelin repair - key elements in the development of dementia. In animal models, elimination of sTNF prevents nerve cell dysfunction, reverses synaptic pruning and promotes myelin repair. The Phase I trial in patients with biomarkers of inflammation with AD has been completed. The open label, dose escalation trial was designed to demonstrate that XPro can safely decrease neuroinflammation in patients with ADi. ADi is the term used to delineate patients with AD with biomarkers of inflammation. The endpoints of the trial were measures of neuroinflammation and neurodegeneration in blood and cerebral spinal fluid by measuring changes in inflammatory cytokine levels in the CNS and using MRI-DTI to measure brain microstructural changes. XPro, at the 1mg/kg/week dose, decreased inflammatory cytokines in the CSF in the brain demonstrating that XPro can decrease neuroinflammation in patients with AD. We also studied downstream benefits of decreasing neuroinflammation by measuring changes in the CSF proteome and quantifying changes in novel white matter MRI biomarkers. XPro significantly decreases biomarkers of neurodegeneration as measured by changes in the CSF proteome including neurofilament light chain, phospho Tau 217 and VILIP-1; decreases of 84%, 46% and 91% respectively after 3 months of therapy. Three months of XPro therapy improved measures of synaptic function, as measured in the CSF proteome including a 222% increase in Contactin 2 and a 56% decrease neurogranin, changes that contribute to improved synaptic function.

The successful completion of the Phase I trial in AD has informed the design of a blinded randomized, placebo-controlled Phase II trial in patients with early ADi. Early ADi includes patients with AD and MCI who have at least one biomarker of inflammation (ADi and MCI2 respectively). The early ADi trial is a blinded randomized trial to test if treatment of early AD patients with neuroinflammation with XPro will affect cognitive decline. The Phase II trial in early ADi has six important elements. Two hundred and one patients are being enrolled in a 2:1 ratio (XPro vs placebo). The patients will receive 1mg/kg/week as a subcutaneous injection for six months. An enrichment strategy identical to the successful strategy used in the Phase I trial will be used to ensure patients have neuroinflammation. Patients will need to have one or more enrichment criteria: elevated blood level of at least one of C-reactive protein, hemoglobin A1c, erythrocyte sedimentation and at least one allele of ApoE4. The primary end-point will be Early/mild Alzheimer’s Cognitive Composite (“EMACC”), a validated cognitive measure that is more sensitive than traditional end-points used in many studies of patients with early AD. The AD program is open in the United States, Australia, Canada, the United Kingdom, France, Germany, Spain, Czech Republic and Slovakia. All patients will be offered to stay on therapy for at least 12 months in an extension trial. Clinical and biomarker data will be collected during the extension trial.

There are at least 4 clinical milestones associated with the Phase II trial in AD. Enrollment of 201 patients in the Phase II AD trial should be complete by mid-year. Six months after the last patient is enrolled, top line cognition data with EMACC will be available. Secondary end-points which include blood biomarker, neuroimaging and additional neuropsychiatric end-points will be available after data base lock 2-3 months after top line data. Finally, several months after all the data are analyzed, the Company plans an end-of-phase II meeting with the FDA to finalize plans for the pivotal Phase III trial. The Company plans to apply for an accelerated pathway during 2024. XPro for treatment of AD may be eligible for one or both accelerated approval pathways. The Company plans to submit of Fast Track status in 2024. We expect to be eligible for Break Through status after completion of the Phase II in 2025.

Effective therapy for TRD is a large unmet need. Twenty percent of patients with a Major Depressive Disorder have TRD. Once third of TRD patients have peripheral biomarkers to inflammation (elevated CRP). This is a large patient population. The role of TNF and anti-TNF therapeutics was explored in a small open label clinical trial by Prof. Andrew Miller, MD of Emory University demonstrated the patients have elevated TNF levels and treatment with infliximab treated their depression (Miller, 2011). The Company received a $2.9M USD award from the National Institute of Mental Health (“NIMH”) to treat TRD with XPro. The blinded, randomized Phase II trial will use biomarkers of peripheral inflammation to select patients with TRD for enrollment. Patients will be treated for 6 weeks. Primary end-points include both clinical and neuroimaging measures. The final trial design is ongoing and discussions with the FDA are not complete. The Company received authorization to initiate a clinical trial in AD in the US during January 2024. The TRD trial is expected to start enrollment after the AD Phase II trial finishes patient enrollment.

We believe that INKmune improves the ability of the patient’s own NK cells to attack their tumor. INKmune interacts with the patient’s NK cells to convert them from inert resting NK cells into memory-like NK cells that kill the patient’s cancer cells. INKmune is a replication incompetent proprietary cell line that is given to the patient after determining that i) the patient has adequate NK cells in their circulation and ii) those NK cells are functional when exposed to INKmune in vitro. INKmune is designed to be given to patients after their immune system has recovered after cytotoxic chemotherapy to target the residual disease that remains after treatment with cytotoxic therapy. We believe INKmune can be used to treat numerous hematologic malignancies and solid tumors including leukemia, multiple myeloma, lymphoma, lung, ovary, breast, renal and prostate cancer. The Company had a Phase I trial using INKmune to treat patients with high risk MDS/AML, a form of leukemia. Two patients were treated in the Phase I trial for MDS, three patients have been treated compassionately in AML and another MDS patient is expected to be treated shortly. During March 2024, the Company decided to terminate further enrollment in the MDS/AML trial. In the patients, INKmune therapy is safe, produces memory-like NK cells that kill cancer in vitro, and promotes development of cancer killing memory-like NK cells that can be found in the patient’s circulation of 4 months. The Company initiated a separate Phase I/2 trial of INKmune in a metastatic castrate resistant prostate cancer. The open label trial enrolled the first patient in December 2023.

The Phase I/II trial using INKmune to treat patients with metastatic castrate resistant prostate cancer (mCPRC) is an open label trial. Biomarker data from the patients will be visible as patients are treated. The Company will report data from each cohort as it becomes available. In addition to clinical data, the Company will communicate when the Phase I portion of the trial has completely enrolled. This is expected in September 2024. Because of the modified Bayesian design, the Company estimates the trial will be completely enrolled 1H25 with top-line data available 6 months later. Topline data is divided into immunologic and tumor response variables. The most important immunologic response variable is related to memory like NK cell persistence. This is how long are the number of mlNK cells in patients blood compared to baseline. There are 3 important variables to tumor response: i) blood PSA changes; ii) change in PMSA scan and iii) change in circulating tumor DNA (ctDNA). Ideally, the levels of all three variables decrease with treatment. We do not expect this 6 month trial to provide survival data.

We continue to incur significant development and other expenses related to our ongoing operations. As a result, we are not and have never been profitable and have incurred losses in each period since our inception, resulting in substantial doubt in our ability to continue as a going concern. We reported a net loss of $30.0 million and $27.3 million for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, we had cash and cash equivalents of $35.8 million and $52.2 million, respectively. We expect to continue to incur significant losses for the foreseeable future, and we expect these losses to increase as we continue our research and development of, and seek regulatory approvals for, our product candidates. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues, if any.

Our recurring net losses and negative cash flows from operations raised substantial doubt regarding our ability to continue as a going concern within one year after the issuance of our consolidated financial statements for the year ended December 31, 2023. Until we can generate sufficient revenue from the commercialization of our product candidates, we expect to finance our operations through the public or private sale of equity, debt financings or other capital sources, such as government funding, collaborations, strategic alliances, divestment of non-core assets, or licensing arrangements with third parties. To date, the Company has relied on equity and debt financing to fund its operations.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) December 31, 2024, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of the Company’s common stock, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which INmune Bio is deemed to be a large accelerated filer, which means the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

Our principal executive offices are located at 225 NE Mizner Blvd, Suite 640, Boca Raton, FL 33432. Our telephone number is (858) 964-3720. We maintain an Internet website at www.inmunebio.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including to support research and development, including clinical trials, and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share.  As of the date of this prospectus, there are 19,760,985 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters presented to the stockholders. Holders of common stock do not have cumulative voting rights. Therefore, holders of a plurality of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing 33.3 percent of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series. On December 30, 2020, we filed a Certificate of Designation of Series A Junior Preferred Stock with the Secretary of State of the State of Delaware to designate 45,000 shares as Series A Preferred Junior Participating Preferred Stock. As of the date of this prospectus, there were no shares of our preferred stock outstanding.

Our articles of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of Nasdaq or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “INMB”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on Nasdaq at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934 (the “Exchange Act”). Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of INmune Bio Inc. as of and for the years ended December 31, 2023 and 2022 appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Marcum LLP, as set forth in its report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.inmunebio.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024, and as amended by Form 10-K/A on April 16, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 2, 2024, March 27, 2024, March 29, 2024, April 9, 2024, April 22, 2024, April 25, 2024, April 26, 2024, April 30, 2024, May 13, 2024, May 16, 2024, May 23, 2024, May 30, 2024, June 13, 2024, July 1, 2024, July 5, 2024, July 19, 2024 and July 30, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 1, 2024, respectively;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), as amended by Exhibit 4.1 to our Annual Report on Form 10-K filed on March 3, 2022, including any subsequent amendment or any report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: David Moss, INmune Bio Inc., 225 NE Mizner Blvd, Suite 640, Boca Raton, FL 33432, telephone number (858) 964-3720.

3,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is October 27, 2026